Exhibit 99.1

NOMINATION AND SUPPORT AGREEMENT

This Nomination and Support Agreement dated February 18, 2016 (the “Agreement”) is by and between J.C. Flowers & Co. LLC (“JCF”) and CIT Group Inc. (the “Company”). In consideration of and reliance upon the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.                  Representations and Warranties of the Company. The Company represents and warrants to JCF that this Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

2.                  Representations and Warranties of JCF. JCF represents and warrants to the Company that this Agreement has been duly authorized, executed and delivered by JCF, and is a valid and binding obligation of JCF, enforceable against JCF in accordance with its terms. JCF hereby represents and warrants to the Company that (i) JCF and its Affiliates and Associates (as such terms are hereinafter defined) are the “beneficial owners” (as such term is hereinafter defined) of the number of shares of the Company’s common stock (“Shares”) as set forth on Exhibit A hereto, (ii) that except as set forth on Exhibit A, all such Shares are held by JCF and its Affiliates and Associates in a Net Long Position (as such term is hereinafter defined), and (iii) except as otherwise set forth on Exhibit A, none of JCF or any of its Affiliates or Associates beneficially own, or have any rights, options or agreements to acquire or vote, any Shares or Derivative Instruments. None of JCF or any of its Affiliates or Associates beneficially own, or have any rights, options or agreements to acquire, any indebtedness of the Company.

3.                  Board Nomination and Other Company Matters.

(a)                The Company agrees that the Board of Directors of the Company (the “Board”) will, nominate John Oros (the “New Nominee”) (other than in the case of the refusal or inability of the New Nominee to serve, in which case, the Board shall nominate a substitute designated in accordance in Section 3(d)) for election as a director of the Company at the Company’s 2016 annual meeting of shareholders, together with the other persons included in the Company’s slate of nominees for election as directors at such annual meeting, and recommend that the shareholders of the Company vote to elect such New Nominee as a director of the Company at such annual meeting; provided, however, that as a condition to the nomination and recommendation of the New Nominee, such New Nominee shall (i) have completed and executed the Company’s Director Questionnaire (in the form provided to JCF prior to the date of this Agreement, which form is the same as the form provided to, or which will be provided to, all of the Company’s other non-management director nominees) and such other materials as are requested by the Company of each of its other director nominees and (ii) have executed a consent to be named as a nominee in the Company’s proxy statement for the Company’s 2016 annual meeting and to serve as a director, if so elected. JCF will cause the New Nominee to comply with the provisions of this Agreement applicable to the New Nominee as well as any undertakings made by the New Nominee that are required by the terms of this Agreement.

(b)               At all times from the date of this Agreement through the termination of service as a member of the Board, (i) the New Nominee shall be subject to all policies, procedures, processes, codes, rules, standards, guidelines and legal, regulatory and stock exchange requirements applicable to non-management Board members of the Company, including the Company’s codes of business conduct and ethics, securities trading policies, anti-hedging policies, Regulation FD-related policies, Corporate Governance Guidelines and statutory and regulatory director qualification requirements, (ii) the New Nominee is not and shall not become party to any compensatory, payment or other financial agreement, arrangement or understanding other than with the Company in connection with his service as a director (excluding any pre-existing employment, investment and indemnification agreements that were not entered into in contemplation of the New Nominee’s service as a director of the Company and that have been disclosed to the Company prior to the date hereof in the New Nominee’s Director Questionnaire referenced in Section 3(a)) and has not accepted and shall not accept any such compensation or other payment, and (iii) the New Nominee and JCF shall provide such information and materials that are reasonably requested by the Company from time to time, including in connection with the Company’s legal, regulatory, audit or stock exchange requirements.

(c)                Notwithstanding any provision in this Agreement to the contrary, if at any time after the date of this Agreement, JCF, together with its Affiliates and Associates, ceases collectively to beneficially own an aggregate Net Long Position of at least 1,000,000 shares of the Company’s Common Stock, JCF shall immediately notify the Company and (i) the Company shall be relieved of all of its obligations under Section 3 of this Agreement (including Section 3(d)) and (ii) if such New Nominee has been elected to the Board, JCF shall cause the New Nominee to promptly tender his resignation as a member of the Board and any Board committees on which he sits, effective immediately upon its acceptance by the Board. In connection with such resignation, the New Nominee shall deliver to the Board an executed copy of the form of resignation letter attached hereto as Exhibit C.

(d)               Each of the Company and JCF agrees that if the New Nominee resigns, refuses to or is unable to serve as a director at any time during the Standstill Period (as such term is hereinafter defined), including as a result of death or disability, JCF shall be entitled to designate a replacement director who is acceptable to the Board as a replacement director. For the avoidance of doubt, the agreed-upon substitute director shall thereafter be deemed a New Nominee for purposes of this Agreement and the Confidentiality Agreement and be entitled to the same rights and subject to the same requirements under this Agreement and the Confidentiality Agreement applicable to New Nominees, and such person shall be appointed to the Board to serve the unexpired term, if any, of such New Nominee.

4.                  Confidentiality. JCF, the New Nominee and the Company shall execute and deliver substantially contemporaneously with the execution and delivery hereof the confidentiality agreement in the form attached to this Agreement as Exhibit B (the “Confidentiality Agreement”).

5.                  Standstill; Voting; Other Matters.

(a)                During the Standstill Period, JCF will not in any manner, and shall cause its Affiliates and Associates to not, directly or indirectly, absent prior express invitation or authorization by the Board pursuant to a resolution of the Board:

(i)                                                                 effect or seek (including entering into any discussions, negotiations, agreements or understandings with any third person), offer or propose (whether publicly or otherwise) to effect, or cause or participate in, or in any way assist, facilitate, finance or knowingly encourage any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in: (1) any acquisition of any equity securities (or beneficial ownership thereof), rights or options to acquire any equity securities (or beneficial ownership thereof) of the Company or any of its subsidiaries or any Derivative Instruments, or any assets or businesses of the Company or any of its subsidiaries; provided that JCF, together with its Affiliates and Associates, may acquire beneficial ownership of Shares if upon such acquisition the aggregate beneficial ownership of Shares by JCF and its Affiliates and Associates would not at such time be in excess of 9.9% of the number of Shares that are then outstanding (based on the most recent Company SEC filings); or (2) any tender offer or exchange offer, merger, amalgamation, acquisition, share exchange or business combination involving the Company or any of its subsidiaries, or any recapitalization, reorganization, restructuring, liquidation, disposition, dissolution or other extraordinary transaction with respect to the Company or any of its subsidiaries or joint ventures or any portion of its or their businesses or assets (other than participating in any such event referred to in clause (2) which is recommended by the Board, which recommendation has not been withdrawn, on the same basis as is made available to the other shareholders);

(ii)                                                               seek to call, request the call of, or call or make application to a court or other person to call, order, requisition or administer, a special or other meeting of the shareholders of the Company, seek to make or make, present, conduct, participate or engage in any shareholder proposals of any kind or other type of referendum (binding or non-binding), including nominations for, elections of or removal of directors (and including nominations for director nominees to be included in the Company’s proxy materials), for consideration at any annual or special meeting of shareholders, through action by written consent or otherwise, or seek to make or make, engage in or participate in any solicitation of proxies or consents (whether or not such solicitation is exempt under Rule 14a-2 of the Exchange Act) or other authority to vote any securities of the Company with respect to nominations for, elections of or removal of directors or any other proposal or business (binding or non-binding) to be considered by the Company’s shareholders, whether at an annual or special meeting of shareholders, regarding the call of a special meeting of shareholders or through action by written consent or otherwise;

(iii)                                                             encourage, advise or influence any other person or assist any person in so encouraging, assisting or influencing any person with respect to the giving or withholding of any proxy, consent or other authority to vote or in conducting any type of referendum (other than such encouragement, advice or influence that is consistent with the Board or Company management’s recommendation in connection with such matter);

(iv)                                                             form or join in a partnership, limited partnership, syndicate or other group, including a group as defined under Section 13(d) of the Exchange Act or other applicable law, with respect to the Shares (for the avoidance of doubt, excluding any group comprised solely of JCF, its Affiliates and Associates), or otherwise support or participate in any effort by any person, with respect to the matters set forth in this Section 5, or deposit any Shares in a voting trust or subject any Shares to any voting agreement or other arrangement of similar effect or grant any proxy, consent or other authority to vote with respect to any matters (other than to an officer, director or Affiliate of JCF that is subject to this Agreement or the named proxies included in the Company’s proxy card for any annual or special meeting of shareholders or action by written consent) with respect to the Shares now or hereafter owned by JCF (excluding customary brokerage accounts, margin accounts, prime brokerage accounts and the like);

(v)                                                               otherwise act, alone or in concert with others, to seek to control or influence the management, board of directors or policies of the Company, or, initiate or take any action to alter the composition of the Board or management (provided that the foregoing shall not be deemed to restrict the New Nominee from actions taken in good faith solely in his capacity as a director of the Company or a member of any committee of the Board or any private communications between JCF and the New Nominee) or initiate or take any action to obtain additional representation on the Board;

(vi)                                                             other than in Rule 144-compliant open market broker sale transactions where the identity of the purchaser is not known and in underwritten public offerings with widely-dispersed distribution, sell, offer or agree to sell directly or indirectly, through swap or hedging transactions or otherwise, the securities of the Company or any rights decoupled from the underlying securities held by JCF or any of its Affiliates or Associates to any person or entity not a party to this Agreement (a “Third Party”) that to JCF’s or its Affiliate’s or Associate’s knowledge (it being understood that if JCF or its Affiliates have actual knowledge of the identity of the Third Party, such knowledge shall be deemed to include information in documents filed with the SEC, but in no event shall (i) the knowledge of JCF’s or its Affiliates’ broker be imputed to JCF or its Affiliates or (ii) JCF or its Affiliates have any obligation to make any inquiry or investigation as to the identity of the Third Party) would result in such Third Party, together with its Affiliates and

Associates, owning, controlling or otherwise having any beneficial or other ownership interest in the aggregate of 5% or more of the Shares outstanding at such time or would increase the beneficial or other ownership interest of any Third Party who, together with its Affiliates and Associates, has a beneficial or other ownership interest in the aggregate of 5% or more of the Shares outstanding at such time, except in a transaction approved by the Board;

(vii)                                                           make any request or demand or seek inspection, investigation or examination of any list or register of the Company’s shareholders or debtholders of any class or series, any other stocklist materials or of any other books or records of the Company or its Affiliates or make application or demand to a court or other person for an inspection, investigation or examination of the Company or its Affiliates or invoke any “oppression” or other remedy pursuant to any provision of applicable law, statute, the Company’s organizational documents or otherwise (provided that the foregoing shall not be deemed to restrict the New Nominee from actions taken in good faith solely in his capacity as a director of the Company or a member of any committee of the Board);

(viii)                                                         institute, solicit, assist or join, as a party, any litigation, arbitration or other proceeding against or involving the Company or any of its current or former directors or officers (including derivative actions) other than (1) to enforce the provisions of this Agreement or the Confidentiality Agreement against the Company, (2) in its capacity as the Holders’ Representative to enforce the provisions of that certain Agreement and Plan of Merger, by and among IMB Holdco LLC, the Company and the Holders’ Representative, dated as of July 21, 2014, as amended, against the Company, or (3) commercial litigation by portfolio companies of JCF or its Affiliates or Associates not relating to shareholder matters;

(ix)                                                             take any action which would, or would reasonably be expected to, result in the Company having to make a public announcement with respect to any of the foregoing;

(x)                                                               request any permission, waiver or amendment of any provision of this Agreement, disclose any intent, purpose, plan or proposal to obtain any such permission, waiver or amendment under this Agreement or bring any action or otherwise act to contest the validity of this Agreement or seek a release from the restrictions or obligations contained in this Agreement in each case in a manner that would reasonably require or result in public disclosure by JCF or its Affiliates or Associates, or the Company; or

(xi)                                                             enter into any discussions or arrangements with any person with respect to any of the foregoing or disclose publicly or privately in any manner any intention, plan or arrangement that is inconsistent with the foregoing.

(b)               During the Standstill Period, JCF shall cause all Shares beneficially owned, directly or indirectly, by it, or by any of its Affiliates or Associates as of the record dates for any annual or special meeting of shareholders or other action by shareholders, including through written consent, over which it exercises or has voting authority, to be present for quorum purposes and to be voted, at such meetings or other method for shareholder action (including by proxy or written consent) or at any adjournments or postponements thereof, (i) in favor of any and all persons nominated by the Board for election as directors at such meetings (provided that the New Nominee is among such nominees) and (ii) in accordance with the recommendation of the Board on any and all other proposals or other business that may come before any such shareholder meetings whether or not proposed by the Board and whether or not binding, other than any proposals by the Board that relate to an Extraordinary Transaction. During the Standstill Period, JCF further agrees not to, and shall cause its Affiliates and Associates not to, directly or indirectly and in any manner, (A) submit any proposal for consideration by, or bring any other business before, the shareholders or initiate, encourage or participate in any “withhold” or similar campaign against the Company or its directors or management, (B) make, or cause to be made, any statement, announcement or public filing with respect to any proposal or matter to be considered by the shareholders, whether at any annual or special meeting of shareholders or with respect to any request or call for a special meeting or otherwise, which statement, announcement or public filing is inconsistent with the recommendation by the Board, and (C) publicly or privately encourage or support any shareholder or other person to take any of the actions in the foregoing clauses (A)-(B) or any of the actions addressed in Section 5(a).

6.                  Publicity.

(a)                The Company shall provide JCF with a reasonable opportunity to review and comment on its public disclosure announcing entry into this Agreement. JCF shall not make any public statement or comment regarding this Agreement or the matters addressed herein other than a letter to its limited partners that is consistent with the Company’s public disclosure and which JCF shall have provided the Company with a reasonable opportunity to review and comment on.

7.                  Definitions. For purposes of this Agreement:

(a)                the terms “Affiliate” and “Associate” shall have the respective meanings set forth in Rule 12b-2 promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); provided, that any references to “Associate” herein shall be deemed to be preceded by the word “controlled”.

(b)               the terms “beneficial owner” and “beneficially own” shall have the same meanings as set forth in Rule 13d-3 promulgated by the SEC under the Exchange Act except that a person shall also be deemed to be the beneficial owner of all Shares which such person has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to the exercise of any rights in connection with any securities or any agreement, arrangement or understanding (whether or not in writing), regardless of when such rights may be exercised and whether they are conditional, and all Shares which such person or any of such person’s Affiliates has or shares the right to vote or dispose.

(c)                the term “Derivative Instrument” shall mean, with respect to any person, any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of capital stock of the Company or with a value derived in whole or in substantial part from the price, value or volatility of any class or series of shares of the Company or any capital stock of the Company, any “call equivalent position” or “put equivalent position” (as such terms are defined in Rule 16a-1(b) under the Exchange Act) that is, directly or indirectly, held or maintained by such person with respect to any shares of any class or series of capital stock of the Company (including any security or instrument that would not otherwise constitute a derivative security for purposes of such definitions as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination) or any other derivative or synthetic arrangement having characteristics of a long position in, or a short position with respect to, any class or series of shares of capital stock of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company, or otherwise directly or indirectly owned beneficially by such shareholder person, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company.

(d)               the term “Extraordinary Transaction” means (i) any merger, consolidation, share exchange (including any exchange offer or tender offer), recapitalization, business combination,

reorganization, liquidation or dissolution, in each case involving the Company or its subsidiaries, (ii) any amendment to the Company’s charter or bylaws or (iii) the adoption or ratification of any shareholder rights plan by the Company.

(e)                the term “including” shall mean “including, without limitation,” in all instances.

(f)                the term “Net Long Position” shall mean such Shares beneficially owned, directly or indirectly, that constitute such person’s net long position as defined in Rule 14e-4 under the Exchange Act mutatis mutandis, provided that “Net Long Position” shall not include any Shares as to which such person does not have the right to vote or direct the vote or as to which such person has entered into a Derivative Instrument that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares.

(g)               the terms “person” or “persons” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature.

(h)               the term “SEC” shall mean the Securities and Exchange Commission.

(i)                 the term “Standstill Period” shall mean the period from the date of this Agreement until the earlier of (x) 11:59 p.m. on the date that is fifteen (15) days following the first date that both the New Nominee has ceased to be a member of the Board and JCF has confirmed in writing that it is irrevocably waiving its right to appoint a substitute director pursuant to Section 3(d) (provided, that, if both the New Nominee has ceased to be a member of the Board and JCF has confirmed in writing that it is irrevocably waiving its right to appoint a substitute director pursuant to Section 3(d), the restriction on JCF tendering its shares into a tender offer shall terminate five (5) business days prior to the expiration of such tender offer if prior to the end of the Standstill Period) and (y) 11:59 p.m. on the date that is thirty (30) days following the deadline for stockholder nominations for the election of directors at the Company’s 2017 Annual Meeting (or any special meeting of stockholders to be held in lieu thereof or prior thereto for the election of directors or any subsequent annual meeting, in each case if the New Nominee remains a director and his term as a director will end if not elected at such meeting) if the Company has not confirmed in writing prior to such date that the New Nominee shall be included on the Company’s slate of directors for such meeting; provided that if the Company has not confirmed in writing at least 5 business days prior to the deadline for stockholder nominations for such meeting, JCF shall be permitted to submit a nomination notice to the Company to nominate the New Nominee at such meeting which it shall immediately revoke if the Company subsequently confirms in writing prior to the end of the Standstill Period that the New Nominee shall be included on the Company’s slate of directors for such meeting.

8.                  Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, if (a) given by telecopy or email, when such telecopy is transmitted to the telecopy number set forth below or sent to the email address set forth below and the appropriate confirmation is received or (b) if given by any other means, when actually received during normal business hours at the address specified in this Section:

if to the Company:	CIT Group Inc. 11 West 42nd Street New York, NY 10036 Attention: Robert J. Ingato, Executive Vice President, General Counsel Facsimile: (973) 740-5264 Email: Robert.Ingato@cit.com

with a copy to:	Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, NY 10019 Attention: David C. Karp Brandon C. Price Facsimile: (212) 403-2000 Email: DCKarp@wlrk.com BCPrice@wlrk.com
if to JCF:	J.C. Flowers & Co. LLC 767 Fifth Avenue, 23rd Floor New York, New York 10153 Attention: General Counsel Email: srocker@jcfco.com
with a copy to:	Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, NY 10006 Attention: Benet J. O’Reilly Facsimile: (212) 225-2000 Email: boreilly@cgsh.com

9.                  Specific Performance; Remedies; Other Matters.

(a)    In furtherance and not in limitation of Section 9(b), the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity. FURTHERMORE, EACH OF THE PARTIES HERETO AGREES TO WAIVE ANY BONDING REQUIREMENT UNDER ANY APPLICABLE LAW, IN THE CASE ANY OTHER PARTY SEEKS TO ENFORCE THE TERMS BY WAY OF EQUITABLE RELIEF. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.

(b)   Notwithstanding any other Section in this Agreement and without limiting any other remedies the Company may have in law or equity, (i) in the event that JCF (or the New Nominee or any Affiliate or Associate of JCF) commits a material breach of this Agreement or the Confidentiality Agreement which is not cured within five (5) business days of written notice from the Company specifying the material breach, then the Company shall not be required to perform or fulfill its obligations set forth in Section 3 (including Section 3(d)) and the New Nominee shall promptly tender his resignation as a member of the Board and as a member of any Board committees on which he sits, effective immediately upon its acceptance by the Board, (ii) in the event that the New Nominee fails to comply with any of the policies, procedures, processes, codes, rules, standards, guidelines or legal, regulatory or stock exchange requirements applicable to non-management Board members of the Company (including those set forth in Section 3(b)) and the New Nominee is required by the terms thereof (which are applicable to the other non-management Board members of the Company) to tender his resignation as a result of such non-compliance, the New Nominee shall promptly tender his resignation as a member of the Board and as a member of any Board committees on which he sits, effective immediately upon its acceptance by the Board (although the Company shall not be relieved of its obligations hereunder in respect of Section 3(d)), and (iii) in the event that the New Nominee remains on the Board at the end of the Standstill Period, if (A) JCF has submitted a director nomination to the Company that has not been revoked by the end of the Standstill

Period or (B) if JCF, its Affiliates or Associates intend to take, or take, any other action that would not be permitted during the Standstill Period, the New Nominee shall promptly tender his resignation as a member of the Board and as a member of any Board committees on which he sits, effective immediately upon its acceptance by the Board. In connection with any such resignation in accordance with this Section 9(c), the New Nominee shall deliver to the Board an executed copy of the form of resignation letter attached hereto as Exhibit C.

(c)    Notwithstanding any other Section in this Agreement and without limiting any other remedies JCF may have in law or equity, in the event that the Company (or any officer or director of the Company) commits a material breach of this Agreement which is not cured within five (5) days of written notice from JCF specifying the material breach (which notice shall be non-public and made without public disclosure), then JCF shall not be required to perform or fulfill its obligations set forth in Section 5.

10.              Severability. If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.

11.              Termination. This Agreement shall terminate immediately following the later of the conclusion of the Standstill Period and when the New Nominee ceases to serve on the Board.

12.              Counterparts. This Agreement may be executed (including by facsimile or PDF) in two (2) or more counterparts which together shall constitute a single agreement.

13.              No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and is not enforceable by any other persons.

14.              No Waiver. No failure or delay by either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial waiver thereof preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder.

15.              Assignment. This Agreement and the rights and obligations hereunder shall be binding on and inure to the benefit of successors of the parties hereto. This Agreement and the rights and obligations herein may not be assigned or otherwise transferred, in whole or in part, by JCF without the express written consent of the Company.

16.              Entire Understanding. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and may be amended only by an agreement in writing executed by the parties hereto.

17.              Interpretation and Construction. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regard to events of drafting or preparation.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized signatories of the parties as of the date hereof.

CIT GROUP INC.		J.C. Flowers & co. lLC

By:		By:
	Name:		Name:
	Title:		Title: Managing Partner

[Signature Page to the Agreement]